As filed with the Securities and Exchange Commission on June 2, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOP Digital, Inc.

(Exact name of registrant as specified in its charter)

Colorado	3663	84-1493152
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Owen

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. von Bergen David C. Wang Jason H. Barker Holland & Knight LLP 2300 US Bancorp Tower 111 SW Fifth Avenue Portland, Oregon 97204 (503) 243-2300	Debra K. Weiner Wickersham & Murphy, P.C. 430 Cambridge Avenue, Suite 100 Palo Alto, CA 94306 (650) 323-6400

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-158551

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units, each unit consisting of	57,500(1)	$4.60(2)	$264,500.00	$14.76
(i) twelve shares of common stock, and	690,000
(ii) twelve Class B warrants, each to purchase one share of common stock	690,000
Underwriter’s warrants (3)	5,000
Units issuable upon exercise of the underwriter’s warrants, each unit consisting of	5,000	$5.52(4)	$ 27,600.00	$ 1.54
(i) twelve shares of common stock	600,000
Common stock issuable upon exercise of the Class B warrants (1)(4)	690,000	$0.418(4)	$288,420.00	$16.09
TOTAL				$32.39

(1)	Includes 7,500 units which the underwriter has the option to purchase to cover over-allotments, if any.
(2)	Public offering price.
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of securities as may become issuable pursuant to the anti-dilution provisions of the underwriter’s warrants.
(4)	Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional units of ICOP Digital, Inc. (the “Registrant”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the Registrant’s registration statement on Form S-1 (File No. 333-158551), which was declared effective by the Securities and Exchange Commission on June 1, 2009. In accordance with Rule 462(b), this registration statement incorporates by reference the Registrant’s registration statement on Form S-1 (File No. 333-158551), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit No.	Description
5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Cordovano and Honeck, LLP.

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-158551).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lenexa, Kansas on June 2, 2009.

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Owen David C. Owen	Chairman and Chief Executive Officer (Principal Executive Officer)	June 2, 2009

/s/ Laura E. Owen Laura E. Owen	President, Director (Principal Operating Officer)	June 2, 2009

/s/ Mickie R. Koslofsky Mickie R. Koslofsky	Chief Financial Officer (Principal Financial Officer)	June 2, 2009

* Roger L. Mason	Director	June 2, 2009

* Bryan Ferguson	Director	June 2, 2009

* Noel Koch	Director	June 2, 2009

*By:	/s/ David C. Owen
David C. Owen, Attorney-in-fact